Exhibit 99.2
Option No.: _______
GERBER SCIENTIFIC, INC.
2006 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     Gerber Scientific, Inc., a Connecticut corporation (the “Company”), hereby grants an option to purchase shares of its common stock, $0.01 par value (the “Stock”), to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, the attachment and the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (the “Plan”).
Grant Date:                                         , ___
Name of Optionee:
Optionee’s Employee Identification Number:
Number of Shares Covered by Option:
Option Price per Share of Stock: $
Vesting Start Date:                                         , ___
     By signing this cover sheet, you agree to all of the terms and conditions described in the attachment (together with this cover sheet, the “Agreement”) and in the Plan, a copy of which has been provided or made available to you. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment
This is not a stock certificate or a negotiable instrument.

GERBER SCIENTIFIC, INC.
2006 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and will be interpreted accordingly.

Vesting	This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to one-third (1/3) of the total number of shares covered by this option, as shown on the cover sheet, on each of the first three one-year anniversaries of the Grant Date (each an “Anniversary Date”), provided your employment then continues (hereinafter defined as “Service”). The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.

No additional shares of Stock will vest after your Service has terminated for any reason.

Term	Your option will expire in any event, and notwithstanding any other provision of this Agreement, at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason, other than death, Disability (as hereinafter defined) or Cause (as hereinafter defined), then your option will expire at the close of business at Company headquarters on the 30th day after your termination date.

Termination for Cause	If your Service is terminated for Cause, then you will immediately forfeit all rights to your option and the option will immediately expire. “Cause” will mean, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between you and the Company or an Affiliate.

Death	If your Service terminates because of your death, then your option will become fully vested and expire at the close of business at Company headquarters on the date that is twelve (12) months after the date of your death. During that twelve month period, your estate or heirs may exercise your option.

In addition, if you die during the 30-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date that is twelve (12) months after your termination date. In such a case, during the period following your death up to the date that is twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.

Disability	If your Service terminates because of your Disability, then your option will become fully vested and expire at the close of business at Company headquarters on the date that is twelve (12) months after your termination date. “Disability” will mean “permanent and total disability” as provided in Section 22(e)(3) of the Code.

Leaves of Absence	For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you go on a bona fide employee leave of absence, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form (substantially in the form of Exhibit A to this Agreement) at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option Price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:

• Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•     Shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the Option Price which have already been owned by you for more than six months (or such other period, if any, as the Committee may permit) and which are surrendered to the Company. The value of the shares will be applied to the Option Price.

•     By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

• Any combination of the foregoing three forms.

• Any other method approved or accepted by the Committee in its sole discretion.

Withholding Taxes	You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company will have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option	During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. Except as otherwise provided in this Agreement, you cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Retention Rights	Neither your option nor this Agreement give you the right to be retained by the Company (or any Subsidiaries or Affiliates) in any capacity. The Company (and any Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights	You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the Option Price per share will be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option will be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Applicable Law	This Agreement will be governed by the laws of the State of Connecticut, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meanings set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data may include, but is not limited, to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this option, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident holders of options, to the United States, to transferees who will include the Company and to other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this option grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report and proxy statement to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact Tracy Chartier, Administrative Assistant, Legal, 83 Gerber Road West, South Windsor, Connecticut 06074, to request paper copies of these documents.

Counterparts	This Agreement may be executed in two counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.
     By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A
GERBER SCIENTIFIC, INC.
Management Development and Compensation Committee
83 Gerber Road West
South Windsor, Connecticut 06074
Attn: Executive Vice President and CFO
Notice of Exercise of Stock Option
Gentlemen:
I hereby exercise the Option granted to me by Gerber Scientific, Inc. (the “Company”) as evidenced or provided for in the Nonqualified Stock Option Agreement dated as of                     , ___, and I hereby notify you of my desire to purchase                        shares of common stock of the Company (“Common Stock”) underlying such Option (the “Option Shares”), which Option is now fully vested and exercisable to the extent of this exercise.
CHECK ONE BELOW
     ___ Enclosed is my check in the sum of US $                     in full payment for such Option Shares and all required withholding taxes.
     ___ Enclosed are certificates representing ___shares of Common Stock owned for at least six months (which are not Restricted Stock) having a fair market value, as of the date of this letter, equal to the purchase price of such Option Shares and all required withholding taxes.
     ___ [IF PERMITTED BY APPLICABLE LAW AND APPROVED BY THE COMMITTEE] I have arranged for payment in accordance with a cashless exercise program under which shares of Common Stock may be issued directly to my broker or dealer upon receipt of the purchase price for such shares and all required withholding taxes in cash from my broker or dealer.

Dated: